FOR IMMEDIATE RELEASE

Prologis Reports Second Quarter 2022 Earnings Results

Market growth indicators remain strong

SAN FRANCISCO (July 18, 2022) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the second quarter of 2022.

Net earnings per diluted share was $0.82 for the quarter compared with $0.81 for the second quarter of 2021. Core funds from operations (Core FFO)* per diluted share was $1.11 for the quarter compared with $1.01 for the same period in 2021.

“The pandemic drove record demand for the past two years, which translated into record low vacancies and unprecedented rent growth,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “As conditions normalize, we are still seeing healthy demand that rivals past peak cycles and, informed by our proprietary data insights, we expect strong demand for our properties to continue.”

OPERATING PERFORMANCE

Owned & Managed	2Q22	Notes
Average Occupancy	97.6%
Leases Commenced	51.3MSF	43.6MSF operating portfolio and 7.7MSF development portfolio
Retention	78.6%

Prologis Share	2Q22	Notes
Net Effective Rent Change	45.6%	Led by U.S. at 54.0%
Cash Rent Change	27.5%
Cash Same Store NOI*	8.2%	Led by U.S. at 9.0%

DEPLOYMENT ACTIVITY

Prologis Share	2Q22
Acquisitions	$846M
Weighted avg stabilized cap rate (excluding other real estate)	3.9%
Development Stabilizations	$817M
Estimated weighted avg yield	6.0%
Estimated weighted avg margin	74.2%
Estimated value creation	$606M
% Build-to-suit	27.6%
Development Starts	$1,669M
Estimated weighted avg yield	6.1%
Estimated weighted avg margin	53.7%
Estimated value creation	$896M
% Build-to-suit	25.6%
Total Dispositions and Contributions	$218M
Weighted avg stabilized cap rate (excluding land and other real estate)	3.2%

BALANCE SHEET & LIQUIDITY

During the second quarter, Prologis and its co-investment ventures issued $5.1 billion of debt at a weighted average interest rate of 1.4 percent. This activity includes $4.0 billion from refinancing our lines of credit and $1.1 billion in term loans, privately placed notes and green bonds. The company has maintained its leading liquidity position with approximately $5.2 billion in cash and availability on its credit facilities.

As of June 30, 2022, debt as a percentage of total market capitalization was 18.5 percent, and the company’s weighted average interest rate on its share of total debt was 1.8 percent with a weighted average term of 9.7 years.

2022 GUIDANCE

"We are entering this uncertain economic environment in a position of financial strength, bolstered by our lease mark-to-market of 56 percent, liquidity of over $5 billion, low leverage and insulated earnings from foreign exchange movements through the next four years," said Timothy D. Arndt, chief financial officer, Prologis. “We feel great about our business and are confident in our ability to deliver on the significant organic growth embedded in our portfolio.”

  2022 GUIDANCE(A)

Earnings (per diluted share)                                      Previous                       Revised                   Change at M.P.

Net Earnings	$4.85 to $5.00	$5.15 to $5.25	5.6%
Core FFO*	$5.10 to $5.16	$5.14 to $5.18	0.6%
Core FFO, excluding net promote income*	$4.50 to $4.56	$4.54 to $4.58	0.7%

  Operations

Average occupancy	96.75% to 97.50%	97.25% to 97.75%	38 bps
Cash Same Store NOI* - PLD share	7.25% to 8.00%	8.25% to 8.75%	88 bps

  Strategic Capital (in millions)                                   Previous                       Revised                   Change at M.P.

Strategic Capital revenue, excluding promote revenue	$550 to $565	$550 to $560	(0.4)%
Net promote income	$460	$460	$-

  G&A (in millions)

General & administrative expenses	$310 to $320	$315 to $320	0.8%

  Capital Deployment – Prologis Share (in millions)

Development stabilizations	$2,300 to $2,600	$2,300 to $2,600	-%
Development starts	$4,500 to $5,000	$4,500 to $5,000	-%
Acquisitions	$700 to $1,200	$1,200 to $1,700	52.6%
Contributions	$1,600 to $1,900	$1,600 to $1,900	-%
Dispositions	$1,900 to $2,200	$1,900 to $2,200	-%
Net sources/(uses)	($1,700) to ($2,100)	($2,200) to ($2,600)	($500)
Realized development gains	$750 to $850	$750 to $850	$-

*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.
A.	The earnings guidance described above does not give effect to the recently announced acquisition of Duke Realty Corporation.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2022 relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

JULY 18, 2022, CALL DETAILS
The call will take place on Monday, July 18, 2022, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available July 18 – August 1 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13731159. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations."

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (95 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco

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